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                                                                Exhibit 99(j)(1)


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 77 to the registration statement on Form N-1A (File No. 2-34215) of our report dated December 15, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of Schroder International Fund, Schroder Emerging Markets Fund, Schroder International Smaller Companies Fund, Schroder U.S. Large Cap Equity Fund, Schroder U.S. Smaller Companies Fund, Schroder Ultra Fund (formerly, "Schroder Micro Cap Fund"), each a series of the Schroder Capital Funds (Delaware), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP


Boston, Massachusetts
February 28, 2001